Exhibit 99.1

Media Relations:                    Investor Relations:
Constance Griffiths                    Mitch Haws
(949) 231-4207                    (949) 231-3223

Liam K. Griffin Elected Chairman of the Board of Skyworks

IRVINE, Calif., May 13, 2021—Skyworks Solutions, Inc. (Nasdaq: SWKS), an innovator of high-performance analog semiconductors connecting people, places and things, today announced that David J. Aldrich has retired as the company’s chairman of the board and that Liam K. Griffin has been appointed to succeed him. Mr. Griffin will continue to serve as president and CEO of Skyworks. The board’s lead independent director, Christine King, will also continue to serve in her current role.

Mr. Aldrich joined the company in 1995 and began serving as CEO and as a director in 2000. He was appointed chairman of the board in May 2014 and served as executive chairman from May 2016 to May 2018.

“On behalf of the entire board, I want to congratulate Dave for his distinguished career and thank him for his steadfast service to Skyworks,” said Ms. King. “Given Liam’s nearly 20-year tenure at the company serving in executive roles, including the last five years as CEO, he possesses both the experience and skills that uniquely qualify him to lead the Skyworks board. I look forward to working with him as the company’s lead independent director as we embark on achieving Skyworks’ compelling long-term vision.”

“I want to thank Dave for his unwavering commitment to Skyworks for over two decades,” said Mr. Griffin. “As a result of his strong leadership, Skyworks has established an industry-wide reputation for innovation, creativity and tenacity and built a track record of delivering best-in-class connectivity solutions. His vision and counsel have been invaluable to the company, and more personally, I have benefited greatly from Dave’s advice, guidance and friendship.”

“It has been an honor to watch Skyworks grow and flourish over the years, and a true privilege to work alongside the creative and driven individuals that I’m proud to call my colleagues,” said Mr. Aldrich. “I have the utmost confidence in Liam, the board and the Skyworks team, and believe that the company’s best days are ahead.”

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.
Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (Nasdaq: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement

Any forward-looking statements contained in this press release are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include without limitation information relating to future events, results and expectations of Skyworks. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will” or “continue,” and similar expressions and variations (or negatives) of these words. Actual events and/or results may differ materially and adversely from such forward-looking statements as a result of certain risks and uncertainties including those identified in the “Risk Factors” section of Skyworks' most recent Annual Report on Form 10-K (and/or Quarterly Report on Form 10-Q) as filed with the Securities and Exchange Commission (“SEC”). Copies of Skyworks' SEC filings can be obtained, free of charge, on Skyworks' website (www.skyworksinc.com) or at the SEC's website (www.sec.gov). Any forward-looking statements contained in this press release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc., or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only and are the property of their respective owners.